Exhibit 99.1

DeepStar® Awards Subsea Systems Engineering Contract to Ocean Power Technologies

Study to Utilize PB3 PowerBuoy for ‘Remote Zero Carbon Power for Electric Subsea Operations’ Project

MONROE TOWNSHIP, N.J., November 16, 2020 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced receipt of a DeepStar® project award to study the deployment and operational requirements of utilizing OPT’s PB3 PowerBuoy® to provide remotely controllable zero carbon power for deepwater subsea oil production applications.

“Remote Zero Carbon Power for Electric Subsea Operations” is a techno-economic feasibility study funded by the DeepStar® CORE program and supported by project champion Total E&P Research and Technology USA. The project will explore utilizing OPT’s PB3 PowerBuoy® and a subsea battery to reduce the cost and carbon emissions associated with conventional means of powering and controlling subsea oil and gas production equipment. The study will consider water depths of 1000, 2000, and 3000 meters. Details are available on the DeepStar website (www.thedeepstar.org/2020-projects).

“We are excited to work with Total and the DeepStar® member companies to explore the practical cost-saving, low-risk, and zero-carbon benefits of our solutions for deepwater subsea oil production applications,” said George H. Kirby, President and Chief Executive Officer of OPT.

“Total is interested in studying how locally generated electrical power can support its vision of all-electric, low-carbon developments in deep offshore,” said Daniel Byrd, Subsea & Deepwater Manager at Total E&P Research and Technology USA. “This study is intended to identify which combinations of parameters (water depth, tieback distance) could bring cost savings for a simple subsea architecture using OPT’s PB3 PowerBuoy®.”

DeepStar® is a joint industry technology development program focused on advancing technologies to meet its members’ needs. Along with Total, members of the Texas-based consortium include Chevron, CNOOC, Equinor, ExxonMobil, JX Nippon, Occidental, Petrobras, Shell, and Woodside.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, OPT aspires to transform the world through durable, innovative, and cost-effective ocean energy solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information – OPT

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com